Exhibit 8.1

November 12, 2015

Omega Healthcare Investors, Inc.

200 International Circle

Suite 3500

Hunt Valley, MD 21030

RE: Certain Material United States Federal Income Tax Considerations

Ladies and Gentlemen:

You have requested our opinion concerning certain material United States federal income tax considerations in connection with the offer (the “Exchange Offer”) by Omega Healthcare Investors, Inc., a Maryland corporation (the “Company”), to exchange up to $600,000,000 in aggregate principal amount of the Company’s registered 5.250% Senior Notes due 2026 for an equal aggregate principal amount of its existing 5.250% Senior Notes due 2026 issued and outstanding in the aggregate principal amount of $600,000,000, pursuant to a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the “Registration Statement”). We have acted as counsel to the Company in connection with, and have participated in the preparation of, the Registration Statement.

In rendering our opinion, we have examined and relied on originals or copies certified or otherwise identified to our satisfaction of (i) the Articles of Incorporation, the Articles of Amendment, Articles of Amendment and Restatement, and Articles Supplementary thereto, of the Company and its subsidiaries, (ii) the statements and representations made in the Registration Statement, and (iii) such other documents, certificates, and records as we have deemed necessary or appropriate. We also have relied upon factual statements and representations made to us by representatives of the Company that are set forth in a certificate executed and provided to us by the Company (the “Officers’ Certificate”). With respect to the ownership of stock of the Company for certain periods prior to March 8, 2004, we also have relied on a letter from Explorer Holdings, L.P., regarding the ownership of stock of the Company by Explorer Holdings, L.P., Explorer Holdings Level II, L.P., and Hampstead Investment Partners III, L.P. (the “Representation Letter”). For purposes of this opinion, we have assumed the validity and accuracy of the documents, certificates and records set forth above, and that the statements and representations made therein are and will remain true and complete. We also have assumed, without independently verifying the facts, that the Registration Statement, the Officers’ Certificate, and the Representation Letter, and such other documents, certificates and records and that the statements as to factual matters contained in the Registration Statement, the Officers’ Certificate, and the Representation Letter, and such other documents, certificates and records are true, correct and complete and will continue to be true, correct and complete through the completion of the transactions contemplated therein. For purposes of this opinion, however, we have not assumed the correctness of any statement to the effect that the Company qualifies as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder (the “Regulations”).

Omega Healthcare Investors, Inc.

November 12, 2015

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photo copies, and the authenticity of the originals of such copies, or by facsimile or other means of electronic transmission, or which we obtained from the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system (“Edgar”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any documents we examined in printed, word processed or similar form has been filed with the Securities and Exchange Commission on Edgar or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party (other than the Company) has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties and the validity and binding effect thereof on such parties. All of the documents we have reviewed will be complied with without waiver. Finally, in connection with the opinions rendered below, we have assumed that, during its taxable year ended December 31, 1992, and in each subsequent taxable year to present, the Company has operated and will continue to operate in such a manner that makes and will continue to make the representations contained in the Officers’ Certificate true for each of such years, as of the date hereof, and any representation made as a belief, made “to the knowledge of,” or made in a similarly qualified manner is true, correct, and complete, as of the date hereof, without such qualification.

In rendering our opinion, we have considered the applicable provisions of the Code, the Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all in effect as of the date hereof. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions.

Based on the foregoing, in reliance thereon and subject thereto and to the limitations stated below, it is our opinion that:

Omega Healthcare Investors, Inc.

November 12, 2015

(a)          From and including the Company’s taxable year ended December 31, 1992, the Company was and is organized in conformity with the requirements for, its actual method of operation through the date hereof has permitted, and its proposed methods of operations as described in the Officers’ Certificate and the Registration Statement will permit, the Company to meet the requirements for, qualification and taxation as a REIT under the Code, and the Company has qualified and will so qualify, and the Company will continue to meet such requirements and qualify as a REIT after consummation of the contemplated transactions and the application of the proceeds, if any, from the offering of the Notes by the Company as described in the Registration Statement.

(b)          The discussion in the Registration Statement under the heading “CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS,” in so far as such statements constitute a summary of U.S. federal tax matters, fairly and accurately summarizes such matters in all material respects.

The Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, the diversity of its stock ownership, and various other qualification tests imposed under the Code. We will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company and its subsidiaries, the sources of their income, the nature of their assets, the level of the Company’s distributions to stockholders, and the diversity of its stock ownership for any given taxable year will satisfy the requirements for qualification and taxation as a REIT under the Code and conform to the representations in the Officers’ Certificate.

Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Exchange Offer or any transaction related thereto or contemplated thereby. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Bryan Cave LLP under the heading “Legal Matters” in the Registration Statement. This opinion is expressed as of the date hereof, and we are under no obligation to advise you of, supplement, or revise our opinion to reflect, any changes (including changes that have retroactive effect) in applicable law or any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Bryan Cave LLP

Bryan Cave LLP